        EXHIBIT 23 (d) (1) b. INVESTMENT ADVISORY AGREEMENT - SCHEDULE A

                      AEGON/TRANSAMERICA SERIES FUND, INC.
                          INVESTMENT ADVISORY AGREEMENT
                                   SCHEDULE A

                          EFFECTIVE AS OF: MAY 1, 2004

                                                                                               EFFECTIVE DATE/ TERMINATION
                   PORTFOLIO                       PERCENTAGE OF AVERAGE DAILY NET ASSETS                 DATE
--------------------------------------------     ----------------------------------------      ---------------------------
                                                                                                    January 1, 1998/
AEGON Bond                                                         0.45%                             April 30, 2005

                                                                                                      May 1, 2002/
Asset Allocation - Conservative portfolio                          0.10%                             April 30, 2005

                                                                                                      May 1, 2002/
Asset Allocation - Moderate Growth portfolio                       0.10%                             April 30, 2005

                                                                                                      May 1, 2002/
Asset Allocation - Moderate portfolio                              0.10%                             April 30, 2005

                                                                                                      May 1, 2002/
Asset Allocation - Growth portfolio                                0.10%                             April 30, 2005

                                                 0.90% of the first $100 million of
                                                 average daily net assets; 0.85% of
                                                 average daily net assets over $100                   May 1, 2001/
American Century Large Company Value             million up to $250 million; and 0.80% of            April 30, 2005
                                                 average daily net assets in excess of
                                                 $250 million.

                                                 1.00% of the first $50 million of average
                                                 daily net assets; 0.95% of average daily
                                                 net assets over $50 million up to $150
                                                 million; 0.90% of average daily net
American Century International                   assets over $150 million up to $500                 March 1, 2002/
                                                 million; 0.85% of average daily net                February 29, 2004
                                                 assets over $500 million up to $1
                                                 billion; and 0.80% of average daily net
                                                 assets in excess of $1 billion.

                                                 1.05% of the first $150 million of
                                                 average daily net assets; 1.00% over $150
                                                 million up to $300 million; 0.95% over                May1, 2002/
Capital Guardian Global                          $300 million up to $500 million; and                April 30, 2005
                                                 0.925% of average daily net assets in
                                                 excess of $500 million

                                                 0.85% of the first $300 million of
                                                 average daily net assets; 0.80% over $300
Capital Guardian U.S. Equity                     million up to $500 million; and 0.775% of             May 1, 2002/
                                                   average daily net assets in excess of             April 30, 2005
                                                                $500 million

                                                 0.85% of the first $300 million of
                                                 average daily net assets; 0.80% over $300
Capital Guardian Value                           million up to $500 million; and 0.775% of             May 1, 2002/
                                                 average daily net assets in excess of               April 30, 2005
                                                 $500 million

                                                                                                      May 1, 1998/
Clarion Real Estate Securities                                     0.80%                             April 30, 2005

                                                                                                    January 1, 1997/
Federated Growth & Income                                          0.75%                             April 30, 2005

                                                 0.775% of the first $250 million of
Great Companies - America(SM)                    average daily net assets; and 0.75% of               May 1, 2000/
                                                 average daily net assets over $250 million          April 30, 2005

                                                                                                      May 1, 2000/
Great Companies - Technology(SM)                                   0.80%                             April 30, 2005

                                                                                                       May1, 2002/
J. P. Morgan Enhanced Index                                        0.75%                             April 30, 2005

                                                 0.85% of the first $100 million of
J. P.  Morgan Mid Cap Value                      average daily net assets; 0.80% of                   May 1, 1999/
(formerly, Dreyfus Mid Cap)                      average daily net assets over $100 million          April 30, 2005

                                                                                                    January 1, 1997/
Janus Growth                                                       0.80%                             April 30, 2005

                                                                                                       May1, 2002/
Jennison Growth                                                    0.85%                             April 30, 2005

                                                                                                       May1, 2002/
MFS High Yield                                                     0.775%                            April 30, 2005

                                                 0.80% of the first $250 million of
                                                 average daily net assets; 0.75% of the               May 1, 1999/
Marsico Growth                                   next $250 million; 0.70% of the next $500     April 30, 2005, as amended
                                                 million; and 0.60% of average daily net                 2/10/03
                                                 assets in excess of $1 billion

                                                 0.80% of first $250 million of average
                                                 daily net assets; 0.775% of average daily
Mercury Large Cap Value                          net assets from $250 million up to $750            January 1, 1997/
(formerly PBHG/NWQ Value Select)                 million; and 0.75% of average daily net             April 30, 2005
                                                 assets over $750 million

                                                                                                      May 1, 2001/
Munder Net50                                                       0.90%                             April 30, 2005

                                                                                                      May 1, 2002/
PIMCO Total Return                                                 0.70%                             April 30, 2005

                                                 0.90% of the first $100 million of
Salomon All Cap                                  average daily net assets; 0.80% of                   May 1, 1999/
                                                 average daily net assets over $100 million          April 30, 2005

                                                                                                    December 1, 2002/
Select+ Aggressive                                                 0.10%                            November 30, 2004

                                                                                                    December 1, 2002/
Select+ Conservative                                               0.10%                            November 30, 2004

                                                                                                    December 1, 2002/
Select+ Growth & Income                                            0.10%                            November 30, 2004

                                                                                                       May1, 2002/
T. Rowe Price Equity Income                                        0.75%                             April 30, 2005

                                                                                                       May1, 2002/
T. Rowe Price Growth Stock                                         0.80%                             April 30, 2005

                                                                                                      May 1, 1999/
T. Rowe Price Small Cap                                            0.75%                             April 30, 2005

                                                 0.75% of the first $500 million of
                                                 average daily net assets; 0.725% of
Templeton Great Companies Global                 average daily net assets from $500                 January 1, 1997/
                                                 million up to $1.5 billion; and 0.70% of            April 30, 2005
                                                 average daily net assets over $1.5 billion

                                                                                                    January 1, 1998/
Third Avenue Value                                                 0.80%                             April 30, 2005

                                                 0.80% of the first $250 million of
                                                 average daily net assets; 0.775% of
                                                 average daily net assets over $250
                                                 million to $500 million; 0.75% of average
Transamerica Balanced                            daily net assets over $500 million to                May 1, 2002/
                                                 $1.0 billion; 0.70% of average daily net            April 30, 2005
                                                 assets over $1 billion up to $1.5
                                                 billion; and 0.65% of average daily net
                                                 assets over $1.5 billion

                                                 0.80% of the first $500 million of
Transamerica Convertible Securities              average daily net assets; 0.70% of                   May 1, 2002/
                                                 average daily net assets in excess of               April 30, 2005
                                                 $500 million

                                                 0.75% of the first $ 1 billion of average
Transamerica Equity                              daily net assets; and 0.725% of average              May 1, 2002/
                                                 daily net assets over $1 billion                    April 30, 2005

Transamerica Equity II                                                                              December 30, 2003
                                                                   0.30%                            December 29, 2005

                                                 0.85% of the first $100 million of
                                                 average daily net assets; 0.80% of
Transamerica Growth Opportunities                average daily net assets over $100                   May 1, 2002/
                                                 million up to $500 million and 0.75% of             April 30, 2005
                                                 average daily net assets over $500 million

Transamerica Money Market                                                                              May1, 2002/
                                                                   0.35%                             April 30, 2005

Transamerica Small/Mid Cap Value                 0.80% of the first $500 million of
(formerly, Dreyfus Small Cap)                    average daily net assets; 0.75% of                    May1, 2004/
                                                 average daily net assets over $500 million          April 30, 2006

Transamerica U.S. Government Securities                                                                May1, 2002/
                                                                   0.65%                             April 30, 2005

                                                 0.75% of the first $750 million of
                                                 average daily net assets; 0.70% of
Transamerica Value Balanced                      average daily net assets from $750                 January 1, 1997/
                                                 million up to $1 billion; and 0.60% of              April 30, 2005
                                                 average daily net assets over $1 billion

                                                 0.90% of the first $250 million of
                                                 average daily net assets; 0.88% of the
Van Kampen Active International Allocation       average daily net assets from $250                    May1, 2002/
                                                 million to $500 million; and 0.85% of the           April 30, 2005
                                                 average daily net assets over $500 million

Van Kampen Emerging Growth                                                                          January 1, 1997/
                                                                   0.80%                             April 30, 2005

                                                 0.75% of the first $250 million of
Van Kampen Large Core                            average daily net assets; and 0.70% of                May1, 2002/
                                                 average daily net assets over $250 million          April 30, 2005

IN WITNESS WHEREOF, the parties hereto have caused this amended schedule to be executed by their duly authorized signatories as of the date and year first above written.

ATTEST:                           AEGON/TRANSAMERICA SERIES FUND, INC.

By: _______________________                By: _______________________
Name:                                      Name:
Title:                                     Title:

ATTEST:                           AEGON/TRANSAMERICA FUND ADVISERS, INC.

By: _______________________                By: _______________________
Name:                                      Name:
Title:                                     Title: